Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

ATHENA TECHNOLOGY ACQUISITION CORP. II

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	3,524,887		$10.00	$35,248,870.00	0.0001381	$4,867.87
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	(2)	Other	35,252,475	$		$1,175.09	0.0001531	$0.18

Total Offering Amounts:								$35,250,045.09		4,868.05
Total Fees Previously Paid:										0.18
Total Fee Offsets:										0.00
Net Fee Due:										$4,867.87

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Offering Note(s)

(1)	Represents the maximum number of shares of common stock, par value $0.0001 per share (“Common Stock”), to be issued by Athena Technology Acquisition Corp. II, a Delaware corporation (“Athena”), in connection with the proposed business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement by and among Athena, Project Atlas Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Athena, and Ace Green Recycling, Inc., a Delaware corporation (“Ace Green”), as described in the accompanying registration statement.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), Athena is also registering an indeterminable number of additional shares of Common Stock as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Based on 24,887 shares of Athena Class A common stock, par value $0.0001 per share (“Athena Common Stock”), held by Athena Public Stockholders (as defined in the accompanying registration statement) as of September 12, 2025 and which will be reclassified as Common Stock pursuant to the Business Combination (unless redeemed) plus 3,500,000 shares of Common Stock to be held by Athena Technology Sponsor II, LLC and related parties as of the consummation of the Business Combination.

Calculated in accordance with Rules 457(c) and 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Athena Common Stock shares on the OTC Pink Market on October 23, 2025 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission.
(2)	Represents the maximum number of shares of common stock, par value $0.0001 per share (“Common Stock”), to be issued by Athena Technology Acquisition Corp. II, a Delaware corporation (“Athena”), in connection with the proposed business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement by and among Athena, Project Atlas Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Athena, and Ace Green Recycling, Inc., a Delaware corporation (“Ace Green”), as described in the accompanying registration statement.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), Athena is also registering an indeterminable number of additional shares of Common Stock as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Estimated as the number of shares of Common Stock to be issued to the equityholders of Ace Green in connection with the Business Combination equal to the quotient of (a) $250,000,000 divided by (b) $10.10 (rounded down to the nearest whole share), plus up to 10,500,000 earnout shares.

Calculated in accordance with Rule 457(f)(2) under the Securities Act. Ace Green is a private company, no market exists for its securities and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of Ace Green’s securities expected to be exchanged in connection with the Business Combination.